UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 2, 2022

DZS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5700 Tennyson Parkway, Suite 400

Plano, TX 75024

(Address of Principal Executive Offices, Including Zip Code)

(469) 327-1531

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	DZSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 2, 2022, DZS Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A, as filed with the U. S. Securities and Exchange Commission on April 19, 2022 (the “Proxy Statement”). Of the 27,604,655 shares of common stock outstanding and entitled to vote, 20,417,962 shares, or 73.96%, were represented in person or by proxy at the Annual Meeting. The following is a brief description of each matter voted upon and the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter:

Proposal 1 - Election of Class III Directors

Stockholders elected each of the two nominees for Class III director to serve until the Company’s 2025 Annual Meeting of Stockholders and until his or her respective successor has been duly elected and qualified. The voting results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Min Woo Nam	17,647,214	1,523,992	1,246,756
Charles D. Vogt	19,034,896	136,310	1,246,756

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The voting results were as follows:

Votes For	Votes Against	Abstain
20,404,812	7,467	5,683

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2022	DZS Inc.

	By:	/s/ Justin Ferguson
Justin Ferguson
Chief Legal Officer